CANADIAN AMENDING AGREEMENT

This CANADIAN AMENDING AGREEMENT (this “Canadian Amendment”) is dated as of July 29, 2021, among NABORS INDUSTRIES LTD., a Bermuda exempted company (“Holdings”), NABORS DRILLING CANADA LIMITED, an Alberta Corporation (“Canadian Borrower”), and HSBC BANK CANADA, as the Canadian Lender (the “Canadian Lender”) and as the Canadian Issuing Bank (the “Canadian Issuing Bank”).

RECITALS:

WHEREAS the Canadian Borrower, Holdings and the Canadian Lender, among others, are parties to that certain Credit Agreement dated as of October 11, 2018 (as amended by Amendment No. 1 to Credit Agreement, dated as of October 25, 2019, as amended by Amendment No. 2 to Credit Agreement, dated as of December 13, 2019, as amended by Amendment No. 3 to Credit Agreement and Canadian Issuing Bank Joinder, dated as of March 3, 2020, as amended by Amendment No. 4 to Credit Agreement, dated as of September 24, 2020 and as further amended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”); and

WHEREAS the Canadian Borrower has requested that the Canadian Lender and the Canadian Issuing Bank amend certain terms of the Credit Agreement as set forth herein; and

WHEREAS, the Canadian Borrower has provided written notice to the Canadian Lender of its election to terminate and permanently reduce the Canadian Commitments in accordance with Sections 2.08(b)(ii) and 2.08(c) of the Credit Agreement; and

WHEREAS, the Canadian Borrower has provided written notice to the Canadian Issuing Bank of its election to terminate its rights to request the issuance of Canadian Letters of Credit; and

WHEREAS Section 14.02(d) of the Credit Agreement permits an amendment to any Existing Canadian Provision with the consent of Holdings, the Canadian Borrower and the Canadian Lender.

NOW, THEREFORE, the parties hereto agree as follows:

1.Defined Terms

.  Capitalized terms used but not otherwise defined in this Canadian Amendment shall have the meaning given to such terms in the Credit Agreement, as amended hereby (the “Amended Credit Agreement”).

2.Exiting Lender.

The parties hereto hereby acknowledge and agree that HSBC Bank Canada as Canadian Lender and Canadian Issuing Bank (collectively, the “Exiting Lender”) is a party to and is executing this Canadian Amendment solely in its capacity as exiting Canadian Lender and exiting Canadian Issuing Bank (for the purposes of this sentence only, as such terms are defined in the Credit Agreement prior to giving effect to the provisions of this Canadian Amendment) and that the Exiting Lender is released and forever discharged in full from all of its liabilities and obligations as the Canadian Lender and Canadian Issuing Bank (as defined in the Credit Agreement prior to giving effect to the provisions of this Canadian Amendment) except for any such liabilities or obligations that expressly survive the repayment of the Canadian Obligations or termination of the Credit Agreement. Each of the parties hereto acknowledges that the Exiting Lender will no longer be a Canadian Lender or Canadian Issuing Bank under the

Amended Credit Agreement and each of the parties hereto agrees that notwithstanding any term or condition contained in any Loan Document, but subject to the first sentence of this Section 2, the Exiting Lender shall not be required to execute any further amendments, waivers, acceptances or consents to this Canadian Amendment or any other Loan Documents.

3.Amendment
4..  In reliance on the representations, warranties, covenants and agreements contained in this Canadian Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, effective as of the Canadian Amendment Effective Date, and in order to give effect to the provisions of Section 2 hereof, the Credit Agreement is hereby amended by deleting all references to the “Canadian Lender”, “Canadian Issuing Bank”, “Canadian Commitment” and “Canadian Letter of Credit” and all other terms, provisions and definitions in the Credit Agreement related thereto and required in order to give effect to the foregoing; provided that, to the extent that such amended terms, provisions and definitions also impact the US Loans, then such amended terms, provisions and definitions shall, solely as they relate to the US Loans, the US Lenders, Administrative Agent and US Borrower, remain as they exist prior to the Canadian Amendment Effective Date (it being understood however, for the avoidance of doubt, that in any event the Exiting Lender shall no longer be deemed to be the Canadian Lender and the Canadian Commitments shall be $0 as of the Canadian Amendment Effective Date). As of the Canadian Amendment Effective Date, all Canadian Commitments shall be hereby automatically and irrevocably terminated and reduced to $0.
4.Conditions Precedent.

This Canadian Amendment shall become effective upon satisfaction of all of the following conditions precedent (the date of such satisfaction, the “Canadian Amendment Effective Date”):

(a)receipt by the Canadian Lender of counterparts of this Canadian Amendment duly executed by Holdings and the Canadian Borrower;
(b)subject to subparagraph (c) hereof, the Canadian Lender shall have received payment in full of all Canadian Obligations on or prior to the Canadian Amendment Effective Date;
(c) the Canadian Issuing Bank shall have received (i) reimbursement in full of all Canadian L/C Obligations by paying to and depositing with the Canadian Issuing Bank the cash collateral amount equal to 105% of the Canadian L/C Exposure as of the date hereof pursuant to Section 2.10(b)(i)(B) of the Credit Agreement and (ii) any documents that may be required by HSBC Bank Canada relating thereto; and
(d)the Exiting Lender shall have received payment of all fees, costs and expenses required to be paid or reimbursed hereunder or under the other Loan Documents on or prior to the Canadian Amendment Effective Date (including, to the extent invoiced at least one Business Day prior to the Canadian Amendment Effective Date, the legal fees and expenses of Borden Ladner Gervais LLP, counsel to the Canadian Lender reasonably incurred, and the reasonable fees and expenses of any consultants and other advisors).
5.Representations and Warranties.
(a)Each of Holdings and the Canadian Borrower represents and warrants to the Canadian Lender that, as of the date hereof (i) all of its representations and warranties set forth in the Loan Documents are true and correct in all material respects (except that any representation or warranty that is qualified as to “materiality” or “Canadian Material Adverse Effect” shall be true and correct in all respects), except that any representation or warranty which by its terms is made as of a specified date shall be true and correct only as of such specified dates, (ii) the execution, delivery and performance of this Canadian Amendment by it are within its corporate power and authority and has been duly authorized by appropriate corporate action, (iii) this Canadian Amendment constitutes the legal, valid and binding obligation of it enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and general principles of equity, and (iv) other than those already obtained in connection herewith, there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance validity and enforceability of this Canadian Amendment.
6.Reaffirmation

.  Each of Holdings and the Canadian Borrower hereby ratifies, confirms, acknowledges and agrees that its obligations under the Amended Credit Agreement, as applicable, are and remain in full force and effect, including its obligations under Section 14.03 thereof.

7.Confirmation and Effect; No Waiver.
(a)Other than as amended hereby, the provisions of the Credit Agreement shall remain in full force and effect in accordance with its terms following the Canadian Amendment Effective Date, and this Canadian Amendment shall not constitute a waiver of any provision of the Credit Agreement or any other Loan Document, except as expressly provided for herein.  Each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.
(b)Neither the execution by the Exiting Lender of this Canadian Amendment, nor any other act or omission by the Exiting Lender or their officers in connection herewith, shall be deemed a waiver of any Defaults or Events of Default which may exist, which may have occurred prior to the date of the effectiveness of this Canadian Amendment or which may occur in the future under the Amended Credit Agreement and/or the other Loan Documents.  Similarly, nothing contained in this Canadian Amendment shall directly or indirectly in any way whatsoever either: (i) impair, prejudice or otherwise adversely affect the Canadian Lender’s right at any time to exercise any right, privilege or remedy in connection with the Loan Documents with respect to any Default or Event of Default, (ii) except as expressly provided herein, amend or alter any provision of the Credit Agreement, the other Loan Documents, or any other contract or instrument, or (iii) constitute any course of dealing or other basis for altering any obligation of the Loan Parties or any right, privilege or remedy of the Beneficiaries under the Credit Agreement, the other Loan Documents, or any other contract or instrument.
8.Miscellaneous.
(a)HSBC Bank Canada confirms and agrees that it is executing this Canadian Amendment solely as the exiting Canadian Lender and Canadian Issuing Bank and, upon satisfaction of the conditions precedent set forth in Section 4 hereof, shall cease to be the Canadian Lender and Canadian Issuing Bank under the Amended Credit Agreement and shall not have any Canadian Commitments or any obligation to issue any future Canadian Letters of Credit.
(b)This Canadian Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  The words “execution,” “signed,” “signature,” and words of like import herein or any other Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Requirement of Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
(c)Any provision of this Canadian Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
(d)This Canadian Amendment is a “Loan Document” as defined in and under the Credit Agreement and the provisions of Section 14.03 of the Credit Agreement, including as amended hereby shall apply with like force to this Canadian Amendment and the transactions contemplated hereby, including as may arise after the date hereof.
(e)This Canadian Amendment and the transactions contemplated hereby, and all disputes between the parties under or relating to this Canadian Amendment or the facts or circumstances leading to its execution, whether in contract, tort or otherwise, shall be construed in accordance with and governed by the laws (including statutes of limitation) of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.  Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Canadian Amendment.
(f)EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS CANADIAN AMENDMENT.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Canadian Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

NABORS DRILLING CANADA LIMITED, as Canadian Borrower

By:/s/Michael Niedermaier

Name:Michael Niedermaier

Title:Director

NABORS INDUSTRIES LTD., as Holdings

By:/s/Mark D. Andrews

Name:Mark D. Andrews

Title:Corporate Secretary

HSBC BANK CANADA, as the Exiting Lender

By:/s/Bruce Robinson

Name:Bruce Robinson

Title:Vice President, Energy Financing

By:/s/Ryan Smith

Name:Ryan Smith

Title:AVP, Energy Finance